CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", "Investment Advisory and Other Service" and "Financial Statements" and to the use of our report dated February 11, 2000, which is incorporated by reference in this Registration Statement (Form N-1A No. 333-80099) of Gabelli Blue Chip Value Fund.


                                                               ERNST & YOUNG LLP



New York, New York
April 26, 2000